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                                                                   EXHIBIT 10.20

                                   AGREEMENT

THIS AGREEMENT is made the 1st day of January, 1993 between HALLWOOD INVESTMENT COMPANY (hereinafter called "the COMPANY") having its administrative office at Broadcasting House, Rouge Bouillon, St. Helier, Jersey JE2 3ZA Channel Islands, of the one part and BRIAN MICHAEL TROUP (hereinafter called "the EMPLOYEE"), having an office at Bridge of Allan, Stirlingshire FK94LZ Scotland, of the other part.

WHEREAS

(A)      The Company carries on business worldwide.

(B) The Employee is willing to undertake to perform duties for the Company in territories outside the United States and the United Kingdom.

(C) The Company is desirous of remunerating the Employee for the duties so undertaken by him and generally to retain him upon the terms and conditions hereinafter set forth.

NOW IT IS AGREED as follows:

1. The Company shall employ the Employee as a senior business and investment consultant of the Company and the Employee shall serve the Company in that capacity.

2. As a senior business and investment consultant of the Company, the Employee shall in relation to the Company and its business and also in relation to such holding, subsidiary or associated companies of the Company situated outside the United States and the United Kingdom and such client or customer companies of the Company there situated as the Board of Directors for the time being of the Company (hereinafter called "the Board") may designate and;

2.1 undertake such duties outside the United States and the United Kingdom and there exercise such powers in relation to the Company and its business as the Board shall from time to time assign to or vest in him;

2.2 in the discharge of such duties and in the exercise of such powers observe and comply with all resolutions regulations and directions from time to time made or given by the Board;

2.3 devote substantially the whole of his time and attention during business hours to the discharge of his duties hereunder;





                                      (1)
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2.4      conform to such hours of work as may from time to time reasonably be required of him and not be entitled to receive any remuneration for work performed outside his normal working hours;

2.5 in pursuance of his duties hereunder and without further remuneration, unless otherwise agreed, accept such offices in such other holding, subsidiary and associated companies of the Company as the Board may reasonably require from time to time;

2.6 report to the Company, keep it informed on new developments in business management and investment strategy, policy and practice and investigate, analyze and evaluate potential opportunities for the sale of Company's goods and services, the acquisition of other companies and businesses and investment opportunities for the Company in such areas;

2.7 engage in whatever travel outside and periods of absence from the United Kingdom as may be required of him by the Board in order to properly carry out his duties hereunder and, if requested to do so, move his home out of the United Kingdom to a place mutually agreed between the parties hereto which shall be more conducive to the effective performance of his duties hereunder;

2.8 undertake such other duties relating to the management of the activities of the Company and its subsidiary and associated companies as may be assigned to him from time to time by a duly authorized officer of the Company;

3. The Company shall pay to the Employee by way of salary a sum of $100,000 per annum. This salary shall be paid monthly in arrears together with the reimbursement in full of all expenses properly laid out by him wholly, exclusively and necessarily in the performance of his duties hereunder.

4. Subject to clause 5. hereof, the term of this agreement shall commence on January 1, 1993 and terminate on December 31, 1995.

5. This agreement may be determined forthwith by the Company at is sole discretion upon the happening of any of the following events:

         (i) if the Employee is guilty of any breach or non performance of any of his obligations hereunder;

         (ii) if the Employee is guilty of any misconduct which in the opinion of the Company is likely to adversely affect the business of the Company;

         (iii) if the Employee becomes of unsound mind or infirm or becomes insolvent or becomes subject to





                                      (2)
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                 or takes advantages of a bankruptcy or insolvency action or any similar legislation or if distress or execution is levied upon any of his goods or property;

5.1 The employment governed by this agreement may be terminated upon the expiry of one month's notice in writing given by one party to the other.

6. The Employee shall unless prevented by ill health and except during such holiday or long service leave to which he shall be entitled pursuant to this agreement or otherwise or pursuant to any statutory enactment relating to holidays or long service leave devote such of his time attention and abilities to the affairs of the Company and its subsidiaries and associated companies in places outside the United States and the United Kingdom and shall use such of his best endeavors to promote the Company's interests as aforesaid as shall be required from time to time by the Board.

7. During the continuance of this agreement the Employee shall not accept any directorship or be concerned directly or indirectly with any company, business or venture carrying on a business similar to the business of the Company or any of its subsidiaries and associated companies other than as authorized hereunder or by the Board.

8. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post or facsimile transmission addressed to the address of the addresses shown at the head of this agreement or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served in the case of airmail post three days after posting and in the case of facsimile transmission immediately upon successfully transmission.

9. The Employee shall not at any time during the currency of this agreement or after its determination either on his own account or with any other person, firm or corporation interfere with or endeavor to entice away from the Company or any subsidiary or associated company any individual firm or corporation who at any time during or at the date of the determination of this agreement was an employee or customer or dealing with the Company or any subsidiary or associated company.

10. The parties hereto agree that the proper law of this agreement shall be the law of Island of Jersey, Channel Islands and agree to submit themselves to the jurisdiction of the Island of Jersey, Channel Islands courts.





                                      (3)
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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written



/s/ TIMOTHY N. SCOTT-WARREN
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SIGNED for and on behalf of HALLWOOD INVESTMENT COMPANY
by its duly authorized representative
Timothy N. Scott-Warren, Director

/s/ BRIAN MICHAEL TROUP
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SIGNED by the said BRIAN MICHAEL TROUP
by himself personally





                                      (4)